EXHIBIT 10.11

Execution Version

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
AND
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”), dated as of December 24, 2019, is made by and among Summit Midstream Holdings, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each of the other Loan Parties party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the hereinafter-defined Credit Agreement, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the lenders from time to time party thereto (the “Lenders”) and the other parties from time to time party thereto have entered into that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2017 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of September 22, 2017, that certain Second Amendment to Third Amended and Restated Credit Agreement and First Amendment to Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 26, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the other Loan Parties party thereto from time to time and the Collateral Agent have entered into that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of May 26, 2017 (as amended by that certain Second Amendment to Third Amended and Restated Credit Agreement and First Amendment to Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 26, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement and the Collateral Agreement; and

WHEREAS, the Lenders party hereto have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the other Loan Parties party hereto, the Collateral Agent, the Administrative Agent and the undersigned Required Lenders do hereby agree as follows:

1.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)Each of the following definitions are amended and restated in their entirety as follows:

“Double E Joint Venture Conditions” shall mean, (a) the Opt-In Time has occurred, (b) at all times in the relevant calculation period (for clauses (i), (ii) and (iii), other than prior to the Opt-In Time), (i) the Double E Joint Venture does not at any time incur or have, (x) in the aggregate, greater than U.S.$20.0 million of indebtedness for borrowed money or (y) material Liens other than Liens permitted by the limited liability company agreement of the Double E Joint Venture in existence on the Second Amendment Effective Date; provided that from and after the Opt-In Time no Loan Party, in its role as member or manager of the Double E Joint Venture, shall vote to approve any Lien on any assets of the Double E Joint Venture if the imposition or existence of such Lien would result in Liens approved pursuant to this proviso in excess of U.S.$20.0 million at any time on assets of the Double E Joint Venture in the aggregate, (ii) the Equity Interests of the Double E Joint Venture that are not owned by the Borrower or a Restricted Subsidiary have no preferential rights to dividends or other distributions over the Equity Interests owned by the Borrower or a Restricted Subsidiary (other than any preferential rights to dividends or other distributions set forth in the Double E LLC Agreement as in effect on the Second Amendment Effective Date), (iii) the Borrower’s and each applicable Restricted Subsidiary’s Equity Interests in the Double E Joint Venture are pledged in accordance with the Collateral and Guarantee Requirement and (iv) the Borrower or a Restricted Subsidiary shall own Equity Interests in the Double E Joint Venture sufficient to retain negative control with respect to matters requiring Required Approval (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date) (but in no event to be less than a 20% Percentage Interest (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date)) and (c) none of the Borrower or any Restricted Subsidiary has taken any action that would result in a breach of Section 6.09(f) on or after the Opt-In Time.

“Non-Recourse Debt” shall mean Indebtedness (a) as to which neither the Borrower nor any of its Restricted Subsidiaries

(i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Equity Interests or other Property of the Borrower or its Restricted Subsidiaries; provided, that the Borrower or any Restricted Subsidiary may pledge the Equity Interests it owns in any Subsidiary that is not (x) a Restricted Subsidiary, (y) an Included Entity or (z) from and after the Opt-In Time, the Double E Joint Venture, in order to secure such Indebtedness.

(ii)By adding the following defined terms in appropriate alphabetical order:

“Opt-In Conditions” means, as of the date of determination, that (i) the Double E Joint Venture does not have, (x) in the aggregate, greater than U.S.$20.0 million of indebtedness for borrowed money or (y) Liens other than Liens permitted by the limited liability company agreement of the Double E Joint Venture in existence on the Second Amendment Effective Date not in excess of U.S.$20.0 million in the aggregate, (ii) the Equity Interests of the Double E Joint Venture that are not owned by the Borrower or a Restricted Subsidiary have no preferential rights to dividends or other distributions over the Equity Interests owned by the Borrower or a Restricted Subsidiary (other than any preferential rights to dividends or other distributions set forth in the Double E LLC Agreement as in effect on the Second Amendment Effective Date), (iii) the Borrower’s and each applicable Restricted Subsidiary’s Equity Interests in the Double E Joint Venture are pledged in accordance with the Collateral and Guarantee Requirement, (iv) the Borrower or a Restricted Subsidiary shall own Equity Interests in the Double E Joint Venture sufficient to retain negative control with respect to matters requiring Required Approval (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date) (but in no event to be less than a 20% Percentage Interest (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date)), (v) the Double E Joint Venture’s relevant constitutional documents on such date, when compared against such documents as in effect on the Second Amendment Effective Date, do not contain any material amendments or modifications adverse to the Lenders to (1) the Double E Joint Venture’s distribution policies, (2) the ability of the Double E Joint Venture to incur Indebtedness and Liens (other than to the extent permitted under the definition of “Double E Joint Venture Conditions”), (3) the ability of the Borrower or a Restricted Subsidiary to pledge the Equity Interests in the Double E Joint Venture as Collateral securing the Obligations, (4) the voting provisions in the Double E Joint Venture’s relevant constitutional documents (other than any amendment or modification thereto so long as the Borrower or a Restricted Subsidiary owns Equity Interests in the Double E Joint Venture sufficient to retain negative control with respect to matters requiring Required Approval (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date)) or (5) the change of control provisions in the Double E Joint Venture’s relevant constitutional documents, and (vi) each Subsidiary directly or indirectly owning Equity Interests in the Double E Joint Venture shall (1) be a Restricted Subsidiary and (2) become a Subsidiary Loan Party by joining the Collateral Agreement and otherwise causing the Collateral and Guarantee Requirement to be satisfied with respect to it.

“Opt-In Time” means the time when a Responsible Officer of the Borrower certifies in writing to the Administrative Agent that the Opt-In Conditions are satisfied as of such time, which certificate shall be accompanied by reasonably detailed information demonstrating the satisfaction of the Opt-In Conditions.

“Third Amendment” shall mean that certain Third Amendment to Third Amended and Restated Credit Agreement and Second Amendment to Second Amended and Restated Guarantee and Collateral Agreement, dated as of December 24, 2019, by and among the Borrower, the Subsidiary Loan Parties, the MLP Entity, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

(iii)The definition of “Collateral and Guarantee Requirement” in the Credit Agreement is amended by amending and restating sub-clauses (c) and (d) thereof in its entirety as follows:

“(c) in the case of any Person that is required to become a Subsidiary Loan Party after the Restatement Date pursuant to Section 5.10(e) or the definition of “Opt-In Conditions”, the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, on or before the date required in Section 5.10(e) or the Opt-In Time, as applicable;”

“(d)  all Equity Interests of (i) each Loan Party (other than the MLP Entity), (ii) each Included Entity and (iii) each Ohio Joint Venture and, from and after the Opt-In Time, the Double E Joint Venture (in the case of this clause (iii), to the extent directly owned by any Loan Party) shall have been pledged (or shall be pledged concurrently with the actions making such Equity Interests subject to this provision) in accordance with the Collateral Agreement, except, in each case, to the extent that a pledge of such Equity Interests is not permitted under Section 9.21, and the Collateral Agent shall have received (or shall receive concurrently with the actions making such Equity Interests subject to this provision) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;”

(iv)The definition of “Consolidated Net Income” in the Credit Agreement is amended by amending and restating clause (e)(iii) in its entirety as follows:

“(iii)      the Double E Joint Venture (such amount for such period is hereinafter referred to as the “Double E Joint Venture Distribution Amount”); provided, that (A) the inclusion of this clause (e)(iii) for such calculation period is subject to the final sentence in the definition of “EBITDA”, (B) the Double E Joint Venture Distribution Amount for any quarter shall include cash dividends, cash distributions and other payments paid in cash to (or converted into cash by) the Borrower or a Restricted Subsidiary pursuant to this clause (e)(iii) in respect of such period whether such amount was actually received during the period or thereafter, but only to the extent received prior to the date of calculation, and (C) (1) prior to the Opt-In Time, clause (b)(iv) of the definition of “Double E Joint Venture Conditions” shall be satisfied for such calculation period and (2) after the Opt-In Time, the Double E Joint Venture Conditions shall be satisfied for such calculation period; provided further, that in no event shall any distribution by the Double E Joint Venture of the Exxon Equity Option Price (as defined in the Double E LLC Agreement on the Second Amendment Effective Date) to the Borrower or any Restricted Subsidiary be included in Consolidated Net Income for any calculation period”

(v)The definition of “Unrestricted Subsidiary” in the Credit Agreement is amended by amending and restating clause (d) thereof in its entirety as follows:

“(d)that after giving effect to such designation, as to which (i) neither the Borrower nor any Restricted Subsidiary has or would have any direct or indirect obligation for any obligation or liability of such Unrestricted Subsidiary, and (ii) neither the Borrower nor any Restricted Subsidiary is required to maintain or preserve such Unrestricted Subsidiary’s financial condition or to cause such Person to achieve any specified levels of operating results, other than, in the case of clauses (i) and (ii), Guarantees that are permitted under Section 6.01 and Section 6.04 by the Borrower or any Restricted Subsidiary of obligations of any Unrestricted Subsidiary and other than (except in the case of any Included Entity or, from and after the Opt-In Time, the Double E Joint Venture) the pledge by the Borrower or any Restricted Subsidiary of its Equity Interests in such Unrestricted Subsidiary to support Non-Recourse Debt of such Unrestricted Subsidiary.”

(b)Section 5.10(g) of the Credit Agreement is hereby amended and restated in its entirety as follow:

(g)In the case of any Loan Party, furnish to the Collateral Agent (A) prompt written notice of any change in such Loan Party’s corporate or organization name or organizational identification number or other change that may have an effect on the “know your customer”, U.S.A. PATRIOT ACT or Beneficial Ownership Regulation disclosures delivered in connection with this Agreement or any other Loan Document; (B) prior written notice of any change in such Loan Party’s identity or organizational structure; provided, that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties; (C) promptly upon the request thereof, any change, to the Borrower’s knowledge, in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent or any Lender that would result in a change to the list of beneficial owners identified in such certification (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender; and (D) promptly upon reasonable request thereof, any information or documentation requested for purposes of complying with the Beneficial Ownership Regulation.

(c)Section 6.09(f) of the Credit Agreement is hereby amended and restated as follows:

“(f)From and after the Opt-In Time, to the extent adverse to the Lenders, consent to or vote in favor of material amendments or modifications to (i) the Double E Joint Venture’s distribution policies, (ii) the ability of the Double E Joint Venture to incur Indebtedness and Liens (other than to the extent permitted under the definition of “Double E Joint Venture Conditions”), (iii) the ability of the Borrower or a Restricted Subsidiary to pledge the Equity Interests in the Double E Joint Venture as Collateral securing the Obligations, (iv) the voting provisions in the Double E Joint Venture’s relevant constitutional documents (other than any amendment or modification thereto so long as the Borrower or a Restricted Subsidiary owns Equity Interests in the Double E Joint Venture sufficient to retain negative control with respect to matters requiring Required Approval (as defined in the Double E LLC Agreement as in effect on the Second Amendment Effective Date)) or (v) the change of control provisions in the Double E Joint Venture’s relevant constitutional documents.”

(d)Section 9.18(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 9.18 Release of Liens and Guarantees.  (a) In the event that (i) the Borrower or any Subsidiary Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents (other than any sale or conveyance of any assets to Eddy County in connection with the IRB Transactions) or (ii) any Restricted Subsidiary becomes an Unrestricted Subsidiary (other than any Included Entity, any Ohio Joint Venture or, from and after the Opt-In Time, the Double E Joint Venture), then, in any of such cases, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s sole cost and expense to release any Liens created by any Loan Document in respect of such Equity Interests, Subsidiary Loan Party or assets that are the subject of such disposition, release any Liens created by any Loan Document in respect of Equity Interests of any Restricted Subsidiary that becomes an Unrestricted Subsidiary (other than any Included Entity, any Ohio Joint Venture or, from and after the Opt-In Time, the Double E Joint Venture) and release any Guarantees of the Obligations and release any Liens granted to secure the Obligations, in each case by a Person that ceases to be a Subsidiary of the Borrower or ceases to be a Subsidiary Loan Party as a result of a transaction described above. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of.  Any sale or conveyance of any assets to Eddy County in connection with the IRB Transactions shall be subject to all Liens thereon created under the Loan Documents, and such Liens created under the Loan Documents shall continue in effect after such sale or conveyance.”

2.Amendment to Collateral Agreement.  Section 3.01 of the Collateral Agreement is amended by amending and restating clause (a)(ii) thereof in its entirety as follows:

“(ii) any other Equity Interests owned in the future by such Pledgor and issued by the Borrower, a Subsidiary Loan Party, an Included Entity, an Ohio Joint Venture or, from and after the Opt-In Time, the Double E Joint Venture;”

3.Designation of Unrestricted Subsidiary.  The Borrower hereby designates Summit Permian Transmission, LLC, a Delaware limited liability company, and Summit Permian Transmission Holdco, LLC, a Delaware limited liability company (“Transmission Holdco” and together, the “Permian Transmission Entities”), as Unrestricted Subsidiaries under the Credit Agreement (as hereby amended).  Such designation complies with all requirements set forth in the definition of “Unrestricted Subsidiary” in the Credit Agreement, including that:

(a)both before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;

(b)at the time of such designation, the Borrower or any of its Restricted Subsidiaries are permitted to make Investments pursuant to the terms of Section 6.04(a)(i) and 6.04(i) of the Credit Agreement (taken together) in an amount equal to the Investments previously made in the Permian Transmission Entities and that have not been repaid by the Permian Transmission Entities as dividends or distributions to any Loan Party;

(c)the amount of such Investments previously made by the Borrower or any of its Restricted Subsidiaries in the Permian Transmission Entities during the period from the Restatement Date to the date hereof, and that have not been repaid via dividend or distribution to the Borrower or a Restricted Subsidiary, shall be included in the calculation of the aggregate amount of Investments permitted under Section 6.04(a)(i) and 6.04(i) of the Credit Agreement;

(d)after giving effect to such designation, the Permian Transmission Entities will have no Indebtedness other than Non-Recourse Debt and Indebtedness that is guaranteed pursuant to Section 6.01(p) of the Credit Agreement;

(e)except as not prohibited by Section 6.07 of the Credit Agreement, after giving effect to such designation neither Permian Transmission Entity is party to any transaction with the Borrower or any Restricted Subsidiary; and

(f)after giving effect to such designation, (i) neither the Borrower nor any Restricted Subsidiary has or would have any direct or indirect obligation for any obligation or liability of the Permian Transmission Entities and (ii) neither the Borrower nor any Restricted Subsidiary is required to maintain or preserve the Permian Transmission Entities’ financial condition or to cause the Permian Transmission Entities to achieve any specified levels of operating results, other than, in the case of clauses (i) and (ii), Guarantees that are permitted under Sections 6.01 and 6.04 of the Credit Agreement by the Borrower or any Restricted Subsidiary of obligations of the Permian Transmission Entities.

4.Conditions Precedent.  This Amendment shall become effective as of the date (the “Third Amendment Effective Date”) that each of the following conditions is satisfied (or waived by (a) Required Lenders and (b) each other Person required to consent to such waiver pursuant to and in accordance with Section 9.08 of the Credit Agreement):

(a)The Administrative Agent (or its counsel) shall have received from the Borrower, the other Loan Parties party hereto and the Required Lenders either (x) an original counterpart of this Amendment signed on behalf of such party or (y) evidence satisfactory to the Administrative Agent (which may include a facsimile copy or PDF copy of each signed signature page) that such party has signed a counterpart of this Amendment.

(b)The Administrative Agent shall have received, to the extent invoiced, all amounts due and payable pursuant to the Credit Agreement and Loan Documents on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent) that are required to be reimbursed or paid by the Borrower under the Credit Agreement, hereunder or under any Loan Document.

(c)The representations and warranties in Section 5 shall be true and correct in all material respects as of the date hereof.

(d)The Administrative Agent shall have received evidence satisfactory to it that Transmission Holdco shall have closed, substantially concurrently herewith, the initial funding in a private placement transaction pursuant to which Transmission Holdco will create a new series of preferred units representing limited liability company interests in Transmission Holdco (the “Series A Preferred Units”) and, subject to certain terms and conditions to be set forth in the definitive documentation with respect to such contemplated transaction, issue and sell up to 140,000 Series A Preferred Units at a price of $1,000 per Series A Preferred Unit to a certain third party financial buyer.

The Administrative Agent shall notify the Borrower and the Lenders of the Third Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.

5.Representations and Warranties.  Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders that:

(a)all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date in which case they shall have been true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of such earlier date, except that the representations and warranties contained in Section 3.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 5.04(a) and (b) of the Credit Agreement, respectively;

(b)no Default or Event of Default has occurred and is continuing as of the date hereof under any Loan Document;

(c)this Amendment is within such Loan Party’s organizational powers and has been duly authorized by all necessary organizational action on the part of such Loan Party;

(d)this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable laws affecting creditors’ rights generally and subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; and

(e)this Amendment will not violate any applicable law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

6.Ratification.  Except as expressly amended hereby, the Loan Documents shall remain in full force and effect.  The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect. The Collateral Agreement, as hereby amended, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed and remain in full force and effect.

7.Reaffirmation of Collateral Documents.  In connection with this Amendment, each Loan Party party hereto, as debtor, grantor, pledgor, guarantor, or another similar capacity in which such Loan Party grants Liens or security interests or otherwise acts as a guarantor, joint or several obligor or other accommodation party, as the case may be, in each case under the Collateral Documents heretofore executed and delivered in connection with or pursuant to the Credit Agreement (as such Collateral Documents may have been heretofore, or are hereby, amended, restated, supplemented or otherwise modified), hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under such Collateral Documents to which it is a party, (b) to the extent such Loan Party granted Liens on or security interests in any of its properties pursuant to such Collateral Documents, hereby ratifies and reaffirms such grant of security and confirms that such Liens and security interests continue to secure the Secured Obligations (as defined in the Collateral Agreement) thereunder and (c) to the extent such Loan Party guaranteed, was joint or severally liable, or provided other accommodations with respect to, the Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties, liabilities and other accommodations.

8.Definitions and References.  Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it.  The terms “Agreement” ,“Credit Agreement” and “Collateral Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent, the Collateral Agent or the Lenders by the Borrower and referring to the Credit Agreement or the Collateral Agreement, as applicable, shall mean the Credit Agreement as hereby amended or the Collateral Agreement as hereby amended, as applicable.

9.Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement); (b) may be modified or amended only in accordance with the Credit Agreement; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the other Loan Documents, embodies the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or as an attachment to an email shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Loan Document.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

11.Governing Law.   This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

SUMMIT MIDSTREAM HOLDINGS, LLC

By:	/s/ Marc Stratton Name: Marc Stratton Title: Executive Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC, its general partner
By:	/s/ Marc Stratton Name:Marc Stratton Title:Executive Vice President and Chief Financial Officer

DFW MIDSTREAM SERVICES LLC

SUMMIT MIDSTREAM FINANCE CORP.

GRAND RIVER GATHERING, LLC

RED ROCK GATHERING COMPANY, LLC

MOUNTAINEER MIDSTREAM COMPANY, LLC

BISON MIDSTREAM, LLC

POLAR MIDSTREAM, LLC

EPPING TRANSMISSION COMPANY, LLC

SUMMIT MIDSTREAM MARKETING, LLC

SUMMIT MIDSTREAM PERMIAN, LLC

MEADOWLARK MIDSTREAM COMPANY, LLC

SUMMIT MIDSTREAM UTICA, LLC

SUMMIT MIDSTREAM PERMIAN FINANCE CORP.

SUMMIT MIDSTREAM NIOBRARA, LLC

SUMMIT MIDSTREAM PERMIAN II, LLC

Signature Pages – SMLP Third Amendment

By:/s/ Marc Stratton
Name:Marc Stratton

Title:	Executive Vice President and Chief Financial Office

SUMMIT MIDSTREAM OPCO, LP

By:	Summit midstream marketing, llc, its general partner

By:/s/ Marc Stratton
Name:Marc Stratton

Title:	Executive Vice President and Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and a Lender By:/s/ Brandon Kast

Name:  Brandon Kast

Title:    Director

BMO HARRIS FINANCING, INC., as a Lender By:/s/ Gumaro Tijerina Name: Gumaro Tijerina Title: Managing Director

ING CAPITAL LLC, as a Lender

By:/s/ Sibha Pasumarti
Name:  Sibha Pasumarti
Title:    Managing Director

By:/s/ Phoebe (T.P.) Nguyen
Name:  Phoebe (T.P.) Nguyen
Title:    Vice President

Signature Pages – SMLP Third Amendment

ROYAL BANK OF CANADA, as a Lender

By:/s/ Michael Sharp
Name:  Michael Sharp
Title:    Authorized Signatory

toronto-dominion bank, new york branch, as a Lender

By:/s/ Brian MacFarlane
Name:  Brian MacFarlane
Title:    Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:/s/ Victor F. Cruz
Name:  Victor F. Cruz
Title:    Vice President

BBVA USA, as a Lender

By:/s/ Mark H. Wolf
Name:  Mark H. Wolf
Title:    Senior Vice President

REGIONS BANK, as a Lender

By:/s/ David Valentine
Name:  David Valentine
Title:    Managing Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:/s/ Scott Mackey
Name:  Scott Mackey
Title:    Director

Signature Pages – SMLP Third Amendment

CITIBANK, N.A., as a Lender

By:/s/ Thomas Benavides
Name:  Thomas Benavides
Title:    Director

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By:/s/ Jill McSorley
Name:  Jill McSorley
Title:    Senior Vice President -
Amegy Bank Division

BARCLAYS BANK PLC, as a Lender

By:/s/ May Huang
Name:  May Huang
Title:    Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:/s/ Nupur Kumar
Name:  Nupur Kumar
Title:    Authorized Signatory

By:/s/ Christopher Zybrick
Name:  Christopher Zybrick
Title:    Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender

By:/s/ Jamie Minieri
Name:  Jamie Minieri
Title:    Authorized Signatory

Signature Pages – SMLP Third Amendment

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:/s/ John Kuhns
Name:  John Kuhns
Title:   Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:/s/ John Kuhns
Name:  John Kuhns
Title:   Authorized Signatory

TRUIST BANK, formerly known as Branch Banking and Trust Company, as a Lender

By:/s/ Greg Krablin
Name:  Greg Krablin
Title:    Senior Vice President

CADENCE BANK, as a Lender

By:/s/ David Anderson
Name:  David Anderson
Title:    Senior Vice President

COMERICA BANK, as a Lender

By:/s/ Mark Fuqua
Name:  Mark Fuqua
Title:    Executive Vice President

CITIZENS BANK, N.A., as a Lender

By:/s/ Scott Donaldson
Name:  Scott Donaldson
Title:    Senior Vice President

Signature Pages – SMLP Third Amendment